Exhibit 10.11

FORM OF [DIRECTOR][EXECUTIVE OFFICER] DEED OF INDEMNITY

THIS DEED OF INDEMNITY is made on the ______________, 2026

BETWEEN:

(1)	NEWCLEO PLC, a public limited company registered in England and Wales with company number 13274878 whose registered office is at 55 South Audley Street, London, England, W1K 2QH (the “Company”); and

(2)	______________, of ______________ (the “[Director][Executive Officer]”).

Now THIS DEED WITNESSED as follows:

1.
INTERPRETATION

1.1	The headings and sub-headings are for convenience only and shall not affect the construction of this Deed.

1.2
The words “include”, “includes”, “including”, “in particular”, “other” and any similar words shall not limit the generality of words that precede or follow them and the ejusdem generis rule shall not apply.

1.3	References to clauses are to clauses of this Deed (unless otherwise specified).

1.4	The words “to the extent that” refer to the degree to which a particular matter or circumstance exists or applies and do not mean “if”.

1.5
References to any statute, statutory provision or other legislation include a reference to that statute, statutory provision or legislation as amended, extended, re-enacted, consolidated or replaced from time to time (whether before or after the date of this Deed) and include any order, regulation, instrument or other subordinate legislation made under the relevant statute, statutory provision or legislation.

1.6	For the purposes of any notices or other communications given under this Deed, “writing” or “written” shall include e-mail.

2.
INDEMNITY

2.1
Subject to the terms of this Deed, the Company shall, to the fullest extent permitted by law and without prejudice to any other indemnity to which the [Director][Executive Officer] may otherwise be entitled, indemnify the [Director][Executive Officer] in respect of all claims, actions and proceedings, whether civil, criminal or regulatory (“Claims”), and any losses, damages, penalties, liabilities, compensation or other awards arising in connection with any such Claims (“Losses”), whether instigated, imposed or incurred under the laws of England and Wales or the law of any other jurisdiction and arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of the [Director’s][Executive Officer’s] powers, duties or responsibilities as [a/an] [director or officer][executive officer] of the Company or any of its subsidiaries (as defined in section 1159 and Schedule 6 of the Act) for the time being (together referred to in this Deed as “Group Companies”), subject to the remaining provisions of this Deed. In this Deed the “Act” means the Companies Act 2006 including any amendment, modification or re-enactment of it for the time being in force.

2.2
The indemnity in clause 2.1 of this Deed shall be deemed not to provide for, or entitle the [Director][Executive Officer] to, any indemnification that would cause this Deed, or any part of it, to be treated as void under the Act and, in particular, to the extent the liability attaches to the [Director][Executive Officer] in connection with any negligence, default, breach of duty, breach of trust in relation to the company of which they are [a/an] [Director][Executive Officer], shall not provide directly or indirectly (to any extent) any indemnity against:

(a)	any liability incurred by the [Director][Executive Officer] to the Company or any associated company (as defined in section 256 of the Act) (each, an “Associated Company”); or

(b)
any liability incurred by the [Director][Executive Officer] to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising);

(c)	any liability incurred by the [Director][Executive Officer]:

(i)	in defending any criminal proceedings in which such [Director][Executive Officer] is convicted; or

(ii)	in defending any civil proceedings brought by the Company, or an Associated Company, in which judgment is given against such [Director][Executive Officer]; or

(iii)	in connection with any application under section 661(3) or section 661(4) or section 1157 of the Act in which the court refuses to grant such [Director][Executive Officer] relief; or

(iv)
in connection with any proceedings for disqualification of the [Director][Executive Officer] in which the [Director][Executive Officer] is disqualified or in relation to which the [Director][Executive Officer] gives a disqualification undertaking, where, in any such case, any such conviction, judgment or refusal of relief has become final. Reference in this clause 2.2 to a conviction, judgment or refusal of relief becoming “final” shall be construed in accordance with section 234(5) of the Act;

(d)
for an accounting of profits made from the purchase and sale (or sale and purchase) by such [Director][Executive Officer] of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) or similar provisions of state statutory law or common law;

(e)
for any reimbursement of the Company by such [Director][Executive Officer] of any bonus or other incentive-based or equity-based compensation or of any profits realized by such [Director][Executive Officer] from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such [Director][Executive Officer] of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(f)
any Proceeding initiated by the [Director][Executive Officer], including any Claims (or any part of any Claims) initiated by such [Director][Executive Officer] against the Company or its directors, officers, employees, agents or other indemnitees, unless (x) the board of the Company authorized the Claims  (or the relevant part of the Claims) prior to its initiation, or (y) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law;

(g)	if prohibited by applicable law; or

(h)
any liability incurred by, or any Claim made against, the [Director][Executive Officer] which the board of the Company reasonably determines arises out of the [Director’s][Executive Officer’s] fraud, wilful default, wilful misconduct, reckless conduct, dishonesty, deliberate criminal conduct or act of bad faith (“Misconduct”), save that if a court, tribunal or regulatory authority thereafter finally determines that the relevant liability or Claim did not arise from the [Director’s][Executive Officer’s] Misconduct, the [Director][Executive Officer] may, by notice to the Company, request payment of such amount from the Company as the Company would have been liable to pay under this Deed had the board of the Company not made such a determination.

2.3
The Company shall not be liable for any Claim to the extent that the [Director][Executive Officer] has already recovered any amount in respect of the liabilities concerned from a third party, whether by payment, credit, discount, relief, pursuant to a Claim under insurance (including such directors’ and officers’ liability insurance as may be in force from time to time in relation to the Company or any Associated Company), under any other indemnity or otherwise. If the [Director][Executive Officer] makes any such recovery after the Company has made any payment to the [Director][Executive Officer] in respect of the Claim, the [Director][Executive Officer] shall promptly pay the Company an amount equal to so much of the amount recovered as does not exceed the total amount paid by the Company in respect of the Claim (as reduced by the total amount, if any, previously paid to the Company pursuant to this clause in respect of the Claim).

3.
DIRECTORS’ AND OFFICERS’ INSURANCE

3.1
[The Company][To the extent that the Executive Officer is a director of a Group Company, the Company] shall use reasonable endeavours to purchase and maintain appropriate directors’ and officers’ liability insurance on terms no less favourable than the existing directors’ and officers’ liability insurance of the Company at the date of this Deed (including ensuring that premiums are properly paid in full by the due date) for the benefit of the [Director][Executive Officer] for so long as any Claims may lawfully be brought against the [Director][Executive Officer] in respect of the period whilst they have been a [director][director of a Group Company].

3.2
The [Director][Executive Officer] agrees to comply at all times with their obligations under and in respect of the directors’ and officers’ liability insurance, including obligations of disclosure and in respect of statements made in connection with the obtaining of directors’ and officers’ liability insurance, and with the terms and conditions of such directors’ and officers’ liability insurance as may be in force from time to time, including compliance with conditions relating to the notification and conduct of claims. The Company shall not be liable for any Claim to the extent that the [Director’s][Executive Officer’s] failure so to comply directly or indirectly results, or may result, in indemnity for that [Director][Executive Officer] being declined under such directors’ and officers’ liability insurance.

3.3
The Company shall not be in breach of its obligations under this clause 3 where its inability to purchase and maintain directors’ and officers’ liability insurance to insure the [Director][Executive Officer] is attributable to a failure by the [Director][Executive Officer] to comply with the [Director’s][Executive Officer’s] obligations to the insurers or any failure to meet or comply with a condition of the coverage of the directors’ and officers’ liability insurance is attributable to acts or omissions of the [Director][Executive Officer].

3.4
In the event that the [Director][Executive Officer] shall have a right to make a claim under the provisions of clause 2.1 and under the provisions of the directors’ and officers’ liability insurance referred to in clause 3.1, the [Director][Executive Officer] shall claim first under the provisions of clause 2.1. To the extent that the [Director][Executive Officer] is not adequately protected under the provisions of clause 2.1, then the [Director][Executive Officer] shall be entitled subsequently to bring a claim under the provisions of the directors’ and officers’ liability insurance referred to in clause 3.1.

4.
SUBROGATION

4.1
In the event that the Company makes any payment under this Deed, the Company shall be subrogated to the extent of such payment to all of the [Director’s][Executive Officer’s] rights of recovery against third parties (including any claim under any applicable directors' and officers' insurance policy) in respect of the payment and the [Director][Executive Officer] shall do everything that may be necessary to secure any such rights including:

(a)	the execution of any documents necessary to enable the Company effectively to bring an action in the name of the [Director][Executive Officer]; and

(b)	the provision of assistance as a witness.

5.
CLAIMING UNDER THE INDEMNITY

5.1
Except to the extent that it would be inconsistent with the [Director’s][Executive Officer’s] obligations under clause 3.2, the [Director][Executive Officer] shall take reasonable steps to mitigate any liabilities that the [Director][Executive Officer] may suffer or incur in consequence of any matter giving rise to a Claim, including taking all reasonable steps to make recovery (including by payment, credit, discount, relief or otherwise) from any third party (including any in respect of whom there may be a right of recovery which is referable to the matter giving rise to the Claim).

5.2	The Company shall only be liable to indemnify the [Director][Executive Officer] in accordance with this Deed if:

(a)
the [Director][Executive Officer] gives to the Company by written notice details within 14 days of  becoming aware of them of any circumstances which will or may give rise to a Claim, and consult with the Company in respect of, and keep the Company fully and promptly informed of all material developments relating to, such circumstances and the Claim;

(b)
at all reasonable times allow the Company and its agents to inspect and take copies of all necessary books, correspondence and records of the [Director][Executive Officer] (subject always to keeping them confidential except to the extent that their disclosure is necessary in connection with the proper exercise of the Company’s rights under this clause); and

(c)
use professional advisers nominated by the Company and, if so requested by the Company, take all reasonable steps as the Company may consider necessary in order to mitigate, avoid, resist, appeal, dispute, contest, remedy, compromise or defend any of the relevant liabilities, but not without the Company’s prior written consent admit liability in respect of, compromise or settle any such Liabilities.

5.3
Except where doing so would prevent the [Director][Executive Officer] from complying with clause 3.2, the Company shall be permitted to control the conduct of any negotiations, proceedings or appeals incidental to any matter which may give rise to a Claim, provided that the Company shall not admit liability in respect of or compromise or settle any such matter without first obtaining the prior written consent of the [Director][Executive Officer] making the Claim (such consent not to be unreasonably withheld or delayed).

5.4
The provisions of clauses 5.2 and 5.3 shall not apply to any matter arising out of or in connection with any dispute between the [Director][Executive Officer] and the Company (or any Associated Company).

5.5
If the [Director][Executive Officer] fails to comply with their obligations under clauses 5.1 and 5.3 in any material respect the [Director’s][Executive Officer’s] right under clause 2 to be indemnified in respect of the relevant Claim shall be limited to the amount to which the Director would have been entitled in the absence of such failure

5.6
If a company ceases to be a Group Company after the date of this Deed, the Company shall only be liable to indemnify the [Director][Executive Officer] in respect of liabilities in relation to that company which arose before the date on which that company ceased to be a Group Company.

5.7
The [Director, as a director or executive officer][Executive Officer] of any company which becomes a Group Company after the date of this Deed[,] shall be indemnified only in respect of liabilities arising after the date on which that company became a Group Company.

5.8
All sums payable by the Company hereunder shall be paid free and clear of any setoff, deduction, withholding or counterclaim on any account whatsoever, save only as may be required by law. If any deduction or withholding is required by law, then the Company shall be obliged to pay to the [Director][Executive Officer] such amount as will ensure that after such deduction or withholding has been made, the [Director][Executive Officer] receives a sum equal to the amount that he would otherwise have received in the absence of such deduction or withholding.

6.
TERM

This Deed shall remain in force until such time as any relevant limitation periods for bringing claims against the [Director][Executive Officer] have expired, or for so long as the [Director][Executive Officer] remains liable for any Losses.

7.
ASSIGNMENT

7.1
Neither the Company nor the [Director][Executive Officer] may assign, transfer, charge or deal in any way with the benefit of, or any of their respective rights under or interest in, this Deed without the prior written consent of, in the case of the Company, the [Director][Executive Officer] or, in the case of the [Director][Executive Officer], the Company.

7.2
The [Director][Executive Officer] shall not assign, transfer, mortgage, charge, subcontract, delegate, declare a trust over or deal in any other manner with any of the [Director’s][Executive Officer’s] rights and obligations under this Deed.

8.
NOTICES AND DEMANDS

8.1	Any notice or demand given to a party under or in connection with this Deed shall be in writing and shall be:

(a)
delivered by hand or by pre-paid first-class post or other next working day delivery service at its registered office (if a company) or the address given in this Deed (in any other case) or as otherwise notified in writing to the other party; or

(b)	sent by email.

8.2	Any notice or demand shall be deemed to have been received:

(a)	if delivered by hand, on signature of a delivery receipt;

(b)	if sent by pre-paid first-class post or other next working day delivery service, at [9.00 am] on the [second] business day after posting [or at the time recorded by the delivery service]; or

(c)	if sent by email, at [9.00 am] on the next business day after the email is sent.

8.3	This clause does not apply to the service of any proceedings or other documents in any legal action.

9.
GENERAL

9.1
This Deed constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

9.2	No variation to this Deed shall be of any effect unless it is agreed in writing and signed by or on behalf of the Company and the [Director][Executive Officer].

9.3
If this Deed is finally judicially determined in a relevant jurisdiction to provide for, or entitle the [Director][Executive Officer] to, indemnification against any Claims or Losses that would cause this Deed, or any part of it, to be treated as void under the laws of that jurisdiction, this Deed shall, in so far as it relates to such jurisdiction, be deemed not to provide for, or entitle the [Director][Executive Officer] to, any such indemnification, and the Company shall instead indemnify the [Director][Executive Officer] against any Claims or Losses to the fullest extent permitted by law in that jurisdiction.

9.4	The successors and personal representatives of the [Director][Executive Officer] shall be entitled to the benefit of this Deed.

9.5	Save as aforesaid, a person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

9.6
This Deed may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts will together constitute one and the same instrument. Delivery of a counterpart of this Deed by e-mail attachment or telecopy will be an effective mode of delivery.

9.7
This Deed and any disputes or claims (including non-contractual disputes or claims) arising out of or in connection with it, its subject matter or formation shall be governed by and construed in accordance with English law.

9.8	Each of the Company and the [Director][Executive Officer] irrevocably:

(a)
agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any disputes or claims (including non-contractual disputes or claims) arising out of or in connection with this Deed, its subject matter, formation or otherwise, and that accordingly they shall not institute proceedings in the courts of any country other than England and Wales; and

(b)	submits to the exclusive jurisdiction of such courts and waives any objection to proceedings being brought in any such court on the ground of venue, inconvenient forum or otherwise.

IN WITNESS whereof this Deed has been executed on the day and year first above written.

EXECUTED and DELIVERED as a DEED by NEWCLEO PLC acting by ______________, a director in the presence of:	)
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Signature

EXECUTED and DELIVERED as a DEED by ______________ in the presence of:	)
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Signature

Witness Signature

Witness Name:

Witness Address:

[Signature page to Deed of Indemnity]